Exhibit 10.2

SHARE ISSUANCE AGREEMENT

by and among

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

BELLINI HOLDINGS MANAGEMENT LTD.

and

the SHAREHOLDERS OF BELLINI HOLDINGS MANAGEMENT LTD.

 (the “Recipients”)

January 19, 2011

SHARE ISSUANCE AGREEMENT

THIS SHARE ISSUANCE AGREEMENT (this “Agreement”) is entered into as of January 19, 2011 by and among CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED, a Nevada corporation (“Parent”), BELLINI HOLDINGS MANAGEMENT LTD., a company organized and existing under the laws of the British Virgin Islands (“Bellini”), and its registered shareholders as set forth in Schedule I to this Agreement which represents all of the shareholders of Bellini (the “Shareholders” and together with Bellini, the “Recipients”).  Each of Parent and the Recipients are sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Shareholders own 100% of the equity interests of Bellini;

WHEREAS, the Shareholders own 100% of the equity interests in Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd, a limited liability company organized and existing under the laws and regulations of the PRC, with its registered office located at A’er Shan Street at Xilin Road, Saihan Tala Town, Sunite Right Banner, Inner Mongolia, Peoples’ Republic of China (“Shengyuan Company”);

WHEREAS, Songyuan China North East Petroleum Technical Services Co. Ltd., a PRC company and a wholly owned subsidiary of Parent (“Subsidiary”) and the Shareholders have entered into a Share Transfer Agreement pursuant to which Subsidiary has agreed, subject to certain conditions, to acquire for cash all of the Shareholders’ shares in Shengyuan Company (the “Subsidiary Agreement”);

WHEREAS, as a condition and material inducement to the Shareholders’ willingness to enter into the Subsidiary Agreement, the Parent has agreed to enter into this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board of Directors”), has (a) determined that this Agreement and the Subsidiary Agreement and the transactions contemplated hereby and thereby are fair and in the best interests of Parent and its stockholders, and (b) approved and declared the Subsidiary Agreement and this Agreement advisable in accordance with the Nevada Revised Statutes (NRS), (the actions described in this paragraph are referred to as the “Board Actions”);

WHEREAS, the board of directors of Bellini (the “Bellini Board of Directors”), has (a) determined that this Agreement and the transactions contemplated hereby are fair and in the best interests of Bellini and its stockholders, and (b) approved and declared this Agreement advisable in accordance with applicable law;

NOW, THEREFORE, in consideration of the premises and of representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
THE SHARE ISSUANCE

Section 1.1.  The Share Issuance.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, the Parent shall issue to Bellini Five Million Eight Hundred Thousand (5,800,000) shares of the Parent’s Common Stock (the “Shares”).

Section 1.2  Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of The Crone Law Group, 101 Montgomery Street, Suite 2650, San Francisco, CA 94104, at 10:00 a.m., local time, on the date (the “Closing Date”) that is the second Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE 5 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Recipients and Parent may agree in writing.

Section 1.3  Delivery of Certificates.  At the Closing the Parent shall deliver to Bellini a certificate or certificates, registered in its name and representing 5,800,000 shares of the Company’s Common Stock.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF
RECIPIENTS

Section 2.1 Power and Authority. Each of the Recipients has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform its or his obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Recipients, enforceable against them in accordance with the terms hereof.

Section 2.2 No Conflicts. The execution and delivery of this Agreement by the Recipients and the performance by the Recipients of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Recipients and (c) will not violate or breach any contractual obligation to which the Recipients are a party.

Section 2.3  Purchase Entirely for Own Account.  The Shares are being acquired for investment for the Recipients’ own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof.

Section 2.4  Investment Experience.  The Recipients understand that the purchase of the Shares involves substantial risk.  The Recipients acknowledge that they can bear the economic risk of their investment and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of their investment in the Shares.

Section 2.5 No General Solicitation.  The Recipients acknowledge that they have not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Shares.

Section 2.6 Restricted Shares.  The Recipients understand that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Shares Act only in certain limited circumstances.  In this connection, the Recipients represents that they are familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby.  The Recipients will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Recipients engage in any short sale that results in a disposition of any of the Shares by the Recipients, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities law.

Section 2.7  Consultation With Own Attorney.  The Recipients has been advised to consult with their own attorney or attorneys regarding all legal matters concerning an investment in the Parent and the tax consequences of acquiring the Shares, and have done so, to the extent Shareholders consider necessary.

Section 2.8  Tax Consequences.  The Recipients acknowledges that the tax consequences of investing in the Parent will depend on particular circumstances, and neither the Parent, the Parent’s officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Shareholders of an investment in the Parent.  The Recipients will look solely to and rely upon their own advisers with respect to the tax consequences of this investment.

Section 2.9  Information Provided by Shareholders.  All information which the Recipients have provided to the Parent concerning the Recipients is truthful, accurate, correct, and complete as of the date set forth herein or therein.

Section 2.10  Non U.S. Persons.  The Recipients are not “U.S. Persons” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and understand that the Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. The Recipients have no intention of becoming U.S. Persons. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Shareholder was outside of the United States. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES

Section 2.11  Reliance on Exemptions.  The Recipients understand that the Shares are being offered and sold to them in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and state securities laws and that the Parent is relying upon the truth and accuracy of, and the Recipients’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Recipients set forth herein in order to determine the availability of such exemptions and the eligibility of the Recipients to acquire the Shares.

Section 2.12  No Government Review.  The Recipients understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares. Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in the Parent and its securities. To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to Parent and the issuance of the Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of Parent’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Recipients. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Parent set forth in this Agreement, on which each of the Recipients have relied in acquiring the Shares.

Section 2.13  Restricted Shares.  Each Shareholder understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely. Each Shareholder further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Parent’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

Section 2.14  Survival of Representations and Warranties.  The Recipients agree that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Recipients under this ARTICLE 2 shall survive the Closing.

Section 2.15  U.S. Sanctions.  Neither the Recipients nor Shengyuan Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Recipients with respect to U.S. sanctions administered by OFAC is pending or, to the Recipients’ knowledge, threatened; and neither the Recipients nor Shengyuan Company have directly or indirectly lent, contributed or otherwise made available funds to any party, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in the U.S. sanctions administered by OFAC, be prohibited by any U.S. sanctions administered by OFAC.

Section 2.16  Foreign Corrupt Practices.  Neither the Recipients, nor, Shengyuan Company, nor any director, officer, agent, employee or other person acting on behalf of the Recipients or Shengyuan Company has, in the course of its actions for, or on behalf of, Shengyuan Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Recipients as follows:

Section 3.1  Organization and Standing.  Parent is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada and has full power and authority to conduct its business as presently conducted and as proposed to be conducted and to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

Section 3.2 Authorization.  The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly and validly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws relating to creditors’ rights and to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate in any material respect any provision of law and will not violate or conflict with, or result in the breach of any of the terms, conditions or provisions of, constitute a default under, or require a consent or waiver under, the certificate of incorporation or bylaws of Parent (as amended to date) or any indenture, lease, agreement, or other instrument to which either of Parent is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Parent.

Section 3.3  Governmental Authorities and Consents.  Except pursuant to the applicable requirements of the Exchange Act, Parent is not required to submit any notice, report or other filing to or with any governmental authority in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  No consent, approval or authorization of any governmental authority is required to be obtained by Parent in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 4
ADDITIONAL AGREEMENTS

Section 4.1  Access to Information; Confidentiality; Financial Statements.  From the date hereof to the Closing the Recipients shall, and shall cause Shengyuan Company’s representatives to, permit Parent and Parent’s representatives to have full and complete access to Shengyuan Company’s representatives and the plants and other facilities, books, records, Contracts and documents of or pertaining to Shengyuan Company and the Recipients and shall furnish Parent and Subsidiary with all financial, operating and other data and information as Parent or Subsidiary, through its representatives, may reasonably request.  Parent and Subsidiary shall hold in confidence and use such information only in connection with the transactions contemplated pursuant to this Agreement and the Subsidiary Agreement and, if this Agreement is terminated for any reason, shall deliver promptly to Shengyuan Company all copies of such information then in their possession or control.

Section 4.2  Governmental Filings; Efforts.  Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts promptly to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary and appropriate to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated pursuant to this Agreement and the Subsidiary Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from any governmental authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary and appropriate to effect the foregoing, or to avoid an action or proceeding by, any governmental authorities, (ii) the obtaining of all necessary consents, approvals or waivers from third parties to the extent that any such consent or waiver is necessary to permit the Parties to consummate the transactions contemplated by this Agreement and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.  The Recipients and Parent and their respective counsel shall, subject to applicable law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above, and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.  Each Party shall inform the other Party or Parties, as the case may be, as promptly as practicable, of any communication from any governmental authority regarding any of the transactions contemplated by this Agreement.

Section 4.3  Public Announcements.  The Recipients and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

ARTICLE 5
CONDITIONS

Section 5.1 Conditions to the Obligations of Parent.  The obligation of Parent to issue the Shares to the Recipients and to perform its other obligations under this Agreement is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Recipients contained in this Agreement and in the Subsidiary Agreement shall be true and correct as of the Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which case as of such date).

(b)  The Recipients shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement and the Subsidiary Agreement at or prior to the Closing.

(c)  The transfer of the shares of Shengyuan Company to the Subsidiary and all of the other transactions contemplated by the Subsidiary Agreement shall have been approved by all of the relevant governmental authorities as required by all applicable PRC law;

(d)  All of the antecedent conditions of the Recipients set forth in Article 3 of the Subsidiary Agreement shall have been fulfilled to the sole satisfaction of Parent.

(e)  The Recipients shall have delivered to Parent a certificate, signed by all of the Recipients, certifying as to the satisfaction of the conditions specified in Sections 5.1(a), 5.2(b), and 5.2(c).

(f)  The Parent and/or the Subsidiary shall have satisfactorily completed (in its sole discretion) all due diligence with respect to Shengyuan Company and the Recipients.

(g)  The Recipients shall have entered into the Lock-up Agreement in the form attached as Exhibit A hereto.

Section 5.2 Conditions to the Obligations of the Shareholders.  The obligations of the Shareholders under this Agreement are subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Parent contained in this Agreement shall be true and correct as of the Closing as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which case as of such date).

(b)  The Parent shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing.

ARTICLE 6
AMENDMENT AND WAIVER

Section 6.1  Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Acquisition is consummated.

Section 6.2  Extension; Waiver.  At any time prior to the Closing, the Parties may, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the other Parties or conditions to such Party’s obligations contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.  The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 6.3  Amendment.  This Agreement may be amended by the Parties by action taken by or on behalf of their respective boards of directors or similar governing body at any time prior to the Closing.  This Agreement may not be amended except by an instrument in writing signed by the Parties.

ARTICLE 7
GENERAL PROVISIONS

Section 7.1  Non-Survival of Representations and Warranties.  All of the representations and warranties in this Agreement shall survive the Closing.

Section 7.2  Entire Agreement.  This Agreement (together with the Subsidiary Agreement, Annexes, Exhibits, and the other documents delivered pursuant hereto) constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.  EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF PARENT, SUBSIDIARY AND SHENGYUAN COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 7.3  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties except either Parent or Subsidiary may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent.  No assignment by any Party shall relieve such Party of any of its obligations hereunder.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 7.4  Mutual Drafting.  Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 7.5  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and  nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.6  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 7.7  Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Nevada courts and any state appellate court therefrom within the State of Nevada (or, if the Nevada courts declines to accept jurisdiction over a particular matter, any state or federal court within the State of Nevada).  Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with this Section 7.7, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.8  Waiver of Jury Trial.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.9  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.10  Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 7.11  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

By:	/s/Jingfu Li

Its:	Acting Chief Executive Officer

RECIPIENTS

BELLINI HOLDINGS MANAGEMENT LTD.

By:	/s/ Chen Zhiyong

Its:

Chen Zhiyong/ 陈志勇:	/s/Chen Zhiyong

Zeng Qingnan/ 曾庆男：	/s/Zeng Qingnan

Gao Shuhui/ 高淑会：	/s/Gao Zhuhui